QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.2

Certification of United Air Lines, Inc.
Pursuant to 18 U.S.C. 1350
(Section 906 of the Sarbanes-Oxley Act of 2002)

        Each undersigned officer certifies that to the best of his knowledge based on a review of the quarterly report on Form 10-Q for the period ended June 30, 2008 of United Air Lines, Inc. (the "Report"):

  (1)
  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of United Air Lines, Inc.

Date: July 23, 2008
/s/ GLENN F. TILTON Glenn F. Tilton Chairman, President and Chief Executive Officer
/s/ FREDERIC F. BRACE Frederic F. Brace Executive Vice President and Chief Financial Officer

QuickLinks

  Exhibit 32.2
Certification of United Air Lines, Inc. Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)